EXHIBIT 10.63

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered into as of January 27, 2003, by ZAMBA Corporation d/b/a Zamba Solutions (“Zamba”) and Todd Fitzwater (“Fitzwater”).

F A C T S

A.            On or about September 18, 1998, Zamba and Fitzwater entered into a Subordinated Convertible Promissory Note (the “Note”), which was amended by Amendment No. 1 dated March 26, 2002 (the “Amendment”), which was incorporated into and became part of the Note.

B.            Zamba and Fitzwater have agreed to terminate the Note, and any amendments or modifications thereto, on the terms and conditions set forth below.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Termination of Note.  By execution of this Agreement, the parties wish to memorialize their agreement regarding the termination of the Note.

2.             Termination Payment.  In consideration for Fitzwater’s agreement to terminate the Note, Zamba shall pay to Fitzwater the sum of One Hundred Sixty-five Thousand Dollars ($165,000) (the “Termination Cash Payment”).  The Termination Cash Payment shall be payable within three (3) business days of the latter of the Effective Date and Zamba’s receipt of the entire Seven Hundred Fifty Thousand Dollar payment owed to it on December 15, 2002, pursuant to its Loan Agreement dated November 4, 2002, with Entrx Corporation (the “Entrx Loan”).   The Termination Cash Payment shall be delivered to Fitzwater in the form of a wire transfer in accordance with wire transfer instructions provided by Fitzwater to Zamba on the Effective Date.  Additionally, as further consideration of Fitzwater’s agreement to terminate the Note, Zamba shall transfer to either Fitzwater or the Fitzwater Family 1999 Trust (“Family Trust”), in accordance with written instructions to be provided by Fitzwater prior to the transfer, an aggregate of 16,667 shares of NextNet Wireless, Inc. (“NextNet”) Series A Preferred Stock owned by Zamba (the “Termination NextNet Transfer”), pursuant to the provisions described in Section 3 of this Agreement.

3.             NextNet Transfer Provisions.  Within three (3) business days of the Effective Date, Zamba shall begin the Termination NextNet Transfer at a deemed purchase price of $6.00 per share.  Promptly following the Effective Date, Zamba shall deliver to NextNet a notice pursuant to the Right of First Offer set forth in Section 1.1 of the Right of First Refusal Agreement dated as of September 21, 1998 among Zamba, NextNet and the Series B purchasers identified therein (the “Right of First Refusal Agreement”).

If NextNet elects to exercise its right of first refusal pursuant to the Right of First Refusal Agreement, the amount paid by NextNet shall be paid to Fitzwater within five business days of Zamba’s receipt of full payment from NextNet for the shares subject to the Termination NextNet Transfer (the “Shares”), and Fitzwater shall not receive any of the Shares, provided that Zamba shall pay to Fitzwater the difference between $6.00 per share and the price per share paid by NextNet, if any.  If NextNet declines to exercise its right of first refusal, Zamba shall, within five business days after Zamba’s receipt of NextNet’s notice to decline its right or the expiration of the period of time in which NextNet has the right to exercise first refusal, notify each investor in NextNet eligible under the Right of First Refusal Agreement of its opportunity to exercise its pro rata right of first refusal pursuant to the Right of First Refusal Agreement.

If any of the eligible investors in NextNet elects to exercise its pro rata right of first refusal, Zamba will forward to Fitzwater the payments Zamba receives from such investor(s) within five business days of Zamba’s receipt of such payment(s), and the number of Shares that Fitzwater will receive pursuant to this Agreement shall be reduced on a share-for-share basis , provided that Zamba shall pay to Fitzwater the difference between $6.00 per share and the price per share paid by such investor(s), if any.  Promptly after the expiration of the investor pro rata right of first refusal period, Zamba shall cause NextNet to deliver to Fitzwater a certificate registered in Fitzwater’s name representing the Shares transferred.

4.             Share Legends.  The Shares issued to Fitzwater shall contain the following legends:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.  ACCORDINGLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO NEXTNET WIRELESS, INC. THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG NEXTNET WIRELESS, INC. AND CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AGREEMENT BY AND BETWEEN THE STOCKHOLDER, NEXTNET WIRELESS, INC. AND CERTAIN HOLDERS OF PREFERRED STOCK OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

5.             Zamba Release.  Zamba, for itself and for its affiliated corporations and partnerships, officers, directors, shareholders, agents, representatives, employees, attorneys, shareholders, successors in interest, personal representatives, heirs, assigns and each of them, absolutely, fully and forever releases and discharges Fitzwater and Fitzwater’s respective partners, agents, representatives, employees, servants, attorneys, successors in interest, assigns and each of them, whether past, present or future, of and from any and all claims, demands, liabilities, obligations, losses, controversies, costs, expenses, attorneys’ fees and damages of every kind, nature, character or description whatsoever, whether in law or in equity, and whether known or unknown, suspected or unsuspected, arising out of, connected with, or in any way related to the Note.  Zamba acknowledges and agrees that the release set forth above applies to all claims relating to the Note whether those claims are known or unknown, foreseen or unforeseen.

6.             Fitzwater Release.  Except for the obligations of Zamba expressly set forth herein, and subject to the provisions of Section 11 of this Agreement, Fitzwater, for himself and for his partners, family agents, representatives, employees, attorneys, shareholders, successors in interest, personal representatives, heirs, assigns and each of them, absolutely, fully and forever releases and discharges Zamba and its officers, directors, shareholders, agents, representatives, employees, servants, attorneys, successors in interest, assigns and each of them, whether past, present or future, of and from any and all claims, demands, liabilities, obligations, losses, controversies, costs, expenses, attorneys’ fees and damages of every kind, nature, character or description whatsoever, whether in law or in equity, and whether known or unknown, suspected or unsuspected, arising out of, connected with, or in any way related to the Note.  Fitzwater acknowledges and agrees that the release set forth above applies to all claims relating to the Note whether those claims are known or unknown, foreseen or unforeseen.

7.             Representations and Warranties of Fitzwater.  As a material inducement for Zamba’s issuance and transfer of the Shares, Fitzwater represents, warrants, covenants and acknowledges to Zamba that:

(a)           Fitzwater understands that the Shares and their transfer to Fitzwater have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws.  Instead, Zamba is transferring the Shares pursuant to exemptions from such laws and in doing so is relying on, among other things, Fitzwater’s representations, warranties, covenants and acknowledgements contained herein.

(b)           Fitzwater is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and as further represented in Section 8 of this Agreement.

(c)           Fitzwater has sufficient knowledge and experience in financial and business matters that Fitzwater is capable of evaluating the merits and risks of investing in the Shares.

(d)           Fitzwater has been provided with or given access to such information concerning NextNet, including, but not limited to, its business, financial condition and prospects (collectively, “NextNet’s Business”), as Fitzwater has requested and/or deems necessary and has utilized such information to Fitzwater’s satisfaction for the purpose of making an investment in the Shares pursuant to the terms hereof and determining the value of the Shares.  Fitzwater hereby acknowledges that he has made his own independent investigation of NextNet’s Business to his satisfaction and that it is not relying on any information which may been provided by Zamba, including, but not limited to, Zamba’s officers, directors, employees, agents and other representatives (each of whom, a “Company Representative”), in connection with his acquisition of the Shares or the determination of their value.  Fitzwater hereby agrees to indemnify and hold harmless each Company Representative in connection with any loss, claim or demand which Fitzwater now has or in the future may have in connection with or related to his acquisition of the Shares pursuant to the terms hereof except for claims by Fitzwater for any breach by Zamba of its representations or warranties under Section 9 of this Agreement.

(e)           Fitzwater understands that the acquisition of the Shares is a highly speculative investment and involves a high degree of risk.  Fitzwater acknowledges that he may not ever be able to resell the Shares acquired pursuant to the terms hereof, whether at the deemed price or otherwise.  Fitzwater believes that the investment in the Shares is suitable based upon Fitzwater’s investment objectives and financial needs and Fitzwater has adequate means of providing for current financial needs and personal contingencies, has no need for liquidity of investment with respect to the Shares and can afford a complete loss of such investment.

(f)            Fitzwater is acquiring the Shares for his own account, for investment purposes only, and without the intention of reselling or redistributing the same.

(g)           Fitzwater is aware that, in the view of the Securities and Exchange Commission, a acquisition of the Shares with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in NextNet’s condition, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares and for which such shares were pledged, would constitute an intent inconsistent with the foregoing representation.

(h)           If, contrary to Fitzwater’s foregoing intentions, he should later desire to dispose of or transfer any of the Shares in any manner, he shall not do so without (i) first obtaining an opinion of counsel satisfactory to NextNet that such proposed disposition or transfer may lawfully be made without registration pursuant to the Securities Act and applicable state securities laws or (ii) registering the resale of such shares under the Securities Act and applicable state securities laws.

(i)            Neither Zamba nor NextNet has any obligation to register the Shares for resale under the Securities Act or any applicable state securities laws, or to take any other action which would facilitate the availability of federal or state registration exemptions in connection with any resale of such shares.  Accordingly, Fitzwater may be prohibited by law from selling or otherwise transferring or disposing of the Shares and likely will have to bear the economic risk of his investment in NextNet for an indefinite period.

(j)            Except as provided in this Agreement, to the knowledge of Fitzwater, no other individual or entity needs to consent to this Agreement or the transactions contemplated hereunder, and Fitzwater has obtained all necessary authorizations to enter into this Agreement and the transactions contemplated hereunder,

(k)           This Agreement is a legal, valid, and binding obligation of Fitzwater enforceable in accordance with its terms.

(l)            There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Fitzwater who might be entitled to any fee or commission from Zamba or NextNet upon consummation of the transactions contemplated by this Agreement.

(m)          Fitzwater agrees to be bound by the transfer restrictions described in Section 3.6 of the Series A Preferred Stock Purchase Agreement dated as of September 21, 1998 between Zamba and NextNet (the “Zamba Acquisition Agreement”).

(n)           Fitzwater acknowledges that the provisions of the Right of First Refusal Agreement shall continue to apply to the Shares.

(o)           Fitzwater acknowledges that he has already received a copy of the Amended and Restated Investors’ Rights Agreement dated as of July 10, 2000 among the Company, NextNet and the investors and founders identified therein (the “Investors’ Rights Agreement”).  Fitzwater understands that, pursuant to the terms of the Investors’ Rights Agreement, the registration rights described in Section 1 and the right of first offer described in Section 2.6 thereof have not been assigned to Fitzwater by Zamba.  Accordingly, Fitzwater is not entitled to any registration rights or rights of first offer with respect to Fitzwater’s ownership of the Shares acquired pursuant to the terms hereof.

(p)           Fitzwater acknowledges that the Shares shall continue to be subject to the terms and conditions of the Zamba Acquisition Agreement, the Investors’ Rights Agreement, and the Voting Agreement dated September 21, 1998, among NextNet, the Company and certain other investors (the “Voting Agreement”), except for the provisions of those agreements that, by their nature, are not transferable or assignable to Fitzwater.

(q)           Until such time as Zamba beneficially holds fewer than 100,000 shares of NextNet Series A Preferred Stock, Fitzwater agrees to vote or act with respect to any of its shares of NextNet Series A Preferred Stock so as to elect the nominee of Zamba to be the representative of the Series A shareholders on the NextNet Board of Directors.

(r)            All representations made and obligations undertaken by Fitzwater in this Agreement regarding NextNet shares shall also be binding upon Family Trust as if such representations were made and obligations undertaken by Family Trust.  Fitzwater has the full right and authority to validly enter into such obligations on behalf of Family Trust.

8.             Representation Regarding Accredited Investor Status.

(a)           Fitzwater is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act, because Fitzwater meets at least one of the following criteria (please check one):

☐            Fitzwater is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of Fitzwater’s acquisition; or

☐            Fitzwater is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Fitzwater’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; or

☐            Fitzwater is either (i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (ii) an insurance company as defined in Section 2(13) of the Securities Act, (iii) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, or (v) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons who are accredited investors; or

☐            Fitzwater is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

☐            Fitzwater is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; or

☐            Fitzwater is a director or executive officer of NextNet; or

☐            Fitzwater is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose acquisition is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act; or

☐            Fitzwater is any entity in which all of the equity owners are accredited investors.

(b)           Family Trust is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act, because Family Trust meets at least one of the following criteria (please check one):

☒            Family Trust is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of Family Trust’s acquisition; or

☐            Family Trust is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Family Trust’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; or

☐            Family Trust is either (i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (ii) an insurance company as defined in Section 2(13) of the Securities Act, (iii) an investment company registered under the Investment

Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, or (v) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons who are accredited investors; or

☐            Family Trust is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

☐            Family Trust is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000; or

☐            Family Trust is a director or executive officer of NextNet; or

☐            Family Trust is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose acquisition is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Securities Act; or

☐            Family Trust is any entity in which all of the equity owners are accredited investors.

9.             Representations and Warranties of Zamba.  As a material inducement for Fitzwater’s and Family Trust’s acquisition of the Shares to be acquired pursuant to the terms hereof, Zamba represents, warrants, covenants and acknowledges to Fitzwater and Family Trust that:

(a)           Zamba is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and presently proposed to be conducted and is duly authorized to enter into this Agreement and consummate the transactions contemplated herein.

(b)           The Shares being transferred to Fitzwater or Family Trust pursuant to the terms hereof will be transferred to Fitzwater or Family Trust free and clear of any liens, encumbrances or other restrictions, other than restrictions on transfer that are contained in the Zamba Acquisition Agreement, the Right of First Refusal Agreement, the Investors Rights Agreement, the Voting Agreement, all of which as they may be amended from time to time, or are otherwise set forth herein or imposed by applicable securities laws, provided that Zamba will comply with all of such restrictions so that the Shares will be validly transferred to Fitzwater or Family Trust.

10.           Merger, Consolidation or Other Change in Control of Zamba or NextNet.

(a)           If prior to the delivery of the Shares Zamba shall at any time consolidate with or merge into to another corporation (where Zamba is not the continuing corporation after such merger, consolidation, sale of all or substantially all of its assets or other change-in-control), or Zamba shall sell, transfer or lease all or substantially all of its assets, then, in any such case, Fitzwater or Family Trust thereupon (and thereafter) shall continue to be entitled to require Zamba to be bound by the terms of this Agreement and shall be entitled to receive the number of Shares determined in accordance with Section 3 above.

(b)           If prior to the delivery of the Shares NextNet shall at any time consolidate with or merge into another corporation (where NextNet is not the continuing corporation after such merger, consolidation or other change-in-control), or NextNet shall sell, transfer or lease all or substantially all of its assets, then, in any such case, Fitzwater or Family Trust thereupon (and thereafter) shall be entitled to receive the number of Shares (or the proceeds resulting from the sale of such shares in connection with such merger, consolidation, or other change-in-control) determined in accordance with Section 3 above.

11.           Effective Date.  This Agreement shall be effective upon execution by all parties (the “Effective Date”).  Notwithstanding the foregoing, if within 91 days of the execution of this Agreement, Zamba becomes a debtor under the Bankruptcy Code or makes any assignment for the benefit of its creditors and Fitzwater  is required to return the Termination Cash Payment to Zamba or its successor or assignee, then the release set forth in Section 6 of this Agreement shall become void and the Note shall not have been terminated but will remain in full force and effect as if this Agreement had not been entered into by the parties.  The purpose of the foregoing is to allow Fitzwater to seek all potential remedies and damages from Zamba in the event Zamba becomes a debtor in a bankruptcy case (either voluntarily or involuntarily) or makes an assignment for the benefit of its creditors and the consideration for this Agreement fails because the Termination Cash Payment is required to be returned by Fitzwater.  In the absence of either such event within the 91-day period or the return of the Termination Cash Payment, however, the release set forth in Section 6 of this Agreement shall remain in full force and effect and the Note shall remain terminated.

12.           Voluntary Agreement.  Both Zamba and Fitzwater enter into this Agreement voluntarily, after having had the opportunity to review it and consult with advisors, including legal counsel, of their choice.  This Agreement sets forth the entire agreement between the parties regarding the subject matter herein, superseding all other agreements, understandings, memoranda, or proposals, either written or oral, regarding the same subject matter.  This Agreement may only be modified or amended by a writing signed by all parties.

13.           Governing Law.  This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Minnesota, except for its choice of laws principles.  Any action regarding or relating to this Agreement shall be venued in a state or federal court located in Hennepin in the State of Minnesota.

14.           No Assignment of Claims. The parties hereto represent and warrant that they have not transferred or otherwise assigned, either by contract or operation of law, any of the claims released under this Agreement.

15.           No Reliance on Representations.  Each party to this Agreement represents and acknowledges that in executing this Agreement that party does not rely and has not relied upon any representation or statement made by the other party or by any of such other party’s agents, attorneys, or representatives with regard to the subject matter, basis or effect of this Agreement or otherwise, other than those representations and statements specifically stated in this written Agreement.

16.           Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts, which shall be deemed effective upon full execution of this Agreement by all parties.  Each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument and agreement.  In addition, a copy of this Agreement executed by a party hereto and telecopied to the other party shall be deemed to constitute delivery of an originally executed copy of this Agreement to the other party.  A facsimile signature shall be enforceable to the same extent as an original signature.

17.           Authority.  The parties executing this Agreement represent that they each have authority to enter into this Agreement, and that this Agreement is binding on such party and enforceable in accordance with its terms.  The persons executing this Agreement on behalf of the parties to this Agreement represent and warrant that they individually have authority to enter into this Agreement on behalf of such parties.

IN WITNESS WHEREOF, the parties hereby execute this Agreement.

FITZWATER		ZAMBA

Todd Fitzwater		ZAMBA Corporation

By:	/s/ Todd Fitzwater	By:	/s/ Michael H. Carrel

Name:	Todd Fitzwater	Name:	Michael H. Carrel

Title:		Title:	CFO

Date:	1/23/03	Date:	1/27/03